Exhibit 10.17

2012 Bonus Plan

•                  Bonus Pool is funded by achievement of corporate plan, with pro-rata payment for achievement between 50% -100% and between 100% - 150%.

•                  Individual performance will be measured by CEO evaluation of executive’s demonstration of Leadership, Leverage and Results and specific MBOs established by the CEO and included in CEO’s recommendation to the Compensation Committee.

•                  Maximum plan funding is 150% of target, but individual bonus awards can exceed 150% of target with CEO recommendation and with Compensation Committee approval.

•                  The Compensation Committee will establish for each executive a target bonus expressed as a percentage of his annual salary.

•                  Target Revenue and EBITDA targets will be based on the budget approved by the board for 2012.

Pool Funding

		Performance Tiers
Corporate Plan	Plan Weight	Threshold 50% Payout if results above following but below plan/target	Target 100% Payout Target	Stretch 150% payout target
Revenue	60%	89.5% of plan	100% of plan	109.5% of plan
EBITDA	20%	(300)% of plan	100% of plan	350% of plan
Discretionary evaluation and MBOs from CEO	20%	TBD	TBD	TBD